ASSIGNMENT OF FIXED PRICE PURCHASE OPTION

El Dorado Nitrogen, L.P. (“Assignor”) and Bayer MaterialScience LLC (“Assignee”) hereby enter into this Assignment of Fixed Price Purchase Option (“Assignment”) as of  June 23, 2009 (“Effective Date”) in reference to the following:

WHEREAS, Assignor is the successor to El Dorado Nitrogen Company (“Lessee”) under a certain Lease Agreement dated as of June 27, 1997 (the “Lease”) with Wells Fargo Bank Northwest, N.A., successor in interest to Boatmen’s Trust Company of Texas, as Lessor.

WHEREAS, Section 22 of the Lease grants an end of lease term Fixed Price Purchase Option (“Purchase Option”) to purchase the personal property subject to the Lease (the “Nitric Acid Plant”) under certain conditions.

WHEREAS, by letter dated May 19, 2008, a copy of which is attached hereto, Assignee instructed Assignor to exercise the Purchase Option and notified Assignor that Assignee intends to pay the Fixed Price Purchase Option Amount directly to the Lessor.

WHEREAS, Assignee has determined that it desires to acquire the rights of the Assignor in connection with the exercise of the Purchase Option, including purchasing the Nitric Acid Plant directly from Lessor in connection with the exercise of the Purchase Option, and to facilitate such acquisition, Assignee has requested that Assignor assign to Assignee all of its rights and obligations relating solely to the Purchase Option.

WHEREAS, Assignor entered into the Participation Agreement dated as of June 27, 1997, with Lessor, BAL Investment & Advisory, Inc., successor in interest to Security Pacific Leasing Corporation (the “Owner Participant”), Wilmington Trust Company, as Indenture Trustee, Bayerische Landesbank, New York Branch, as Note Purchaser, and Bank of America National Trust and Savings Association, as Construction Loan Agent.

WHEREAS, by letter dated May 21, 2008, Assignor notified the Lessor and the Owner Participant of its election to exercise the Fixed Price Purchase Option in the name of the Assignee.

WHEREAS, Assignor desires to assist Assignee in purchasing the Nitric Acid Plant directly from the Lessor by means of assigning Assignor’s rights relating to the Purchase Option to Assignee as permitted by Section 19 of the Lease.

WHEREAS, concurrently with such assignment, Assignee shall confirm that the Bayer Letter shall remain fully in effect after giving effect to such assignment.

NOW, THEREFORE, for value received, the parties agree as follows:

AGREEMENT

1.    The Preamble above is incorporated in this Assignment as though each had been fully repeated in this Section.

2.    Assignor hereby assigns and transfers to Assignee all of Assignor’s rights and obligations relating to the Purchase Option.

3.    Assignee hereby assumes and agrees to perform all of Assignor’s obligations relating to the Purchase Option, including the purchase of the Nitric Acid Plant directly from Lessor and the payment of the Fixed Price Purchase Option Amount in respect thereof.

4.    Assignee shall make direct arrangements with Lessor and its counsel to purchase the Nitric Acid Plant.  Assignee shall pay all transaction costs (excluding legal costs) in connection with the exercise of the Purchase Option and purchase of the Nitric Acid Plant.

5.    Assignee shall reimburse Assignor for all reasonable legal costs incurred by Assignor in the preparation and execution of documents related to the Purchase Option and purchase of the Nitric Acid Plant.

6.    Assignor makes no warranties or representations with respect to this Assignment, and Assignor expressly disclaims any such warranties and representations.

7.    This Assignment shall be binding upon and inure to the benefit of the parties and their assigns and successors.

8.    If any provision in this Assignment is held invalid, the remaining provisions shall continue in full force and effect.

9.    This Assignment shall be governed by and construed according to the laws of the State of Texas.

10.  This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.  This document expresses the entire agreement between the parties concerning the subject matter hereof and supersedes all previous oral or written agreements between the parties concerning the subject matter hereof.

    12.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Lease.

IN WITNESS WHEREOF, the parties have executed this Assignment on the date first written above.

EL DORADO NITROGEN, L.P.,
a Texas limited partnership

By:_________________________________
Name:_______________________________
Title:________________________________

BAYER MATERIALSCIENCE LLC,
a Delaware limited liability company

By:_________________________________
Name:_______________________________
Title:________________________________